Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Empire State Realty Trust, Inc.

Empire State Realty OP, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees To Be Paid	Empire State Realty Trust, Inc.
	Equity	Class A common stock, par value $0.01 per share	Rule 457(r)	(5)	(5)	(5)	(6)	(6)	-	-	-	-
	Equity	Preferred stock, par value $0.01 per share	Rule 457(r)	(5)	(5)	(5)	(6)	(6)	-	-	-	-
	Equity	Depositary shares(1)	Rule 457(r)	(5)	(5)	(5)	(6)	(6)	-	-	-	-
	Other	Warrants	Rule 457(r)	(5)	(5)	(5)	(6)	(6)	-	-	-	-
	Debt	Guarantees of debt securities of Empire State Realty OP, L.P.(2)	Rule 457(r)	(5)	(5)	(5)	(6)	(6)	-	-	-	-
	Empire State Realty OP, L.P.
	Debt	Debt securities(3)(4)	Rule 457(r)	(5)	(5)	(5)	(6)	(6)	-	-	-	-
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					(5)		(6)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							(6)

(1)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional or multiple share of preferred stock and will be evidenced by a depositary receipt.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee will be paid in respect of any such guarantees.

(3)	Debt securities are issuable in series as senior debt securities or subordinated debt securities which may be convertible into or exchangeable for common stock or preferred stock of Empire State Realty Trust, Inc.

(4)	Debt securities issued by Empire State Realty OP, L.P. may be accompanied by guarantees to be issued by Empire State Realty Trust, Inc.

(5)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices.

(6)	In accordance with Rules 456(b) and 457(r) under the Securities Act, Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. are deferring payment of the registration fee, which will be paid subsequently on a pay-as-you-go basis. The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

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